UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Visicu, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-2107238

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

217 East Redwood Street, Suite 1900 Baltimore, Maryland	21202-3315

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	N/A
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates:	333-129989
(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $.0001 par value per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s common stock to be registered hereunder is hereby incorporated by reference to the information set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-129989), as amended, including any subsequent amendments thereto (the “Registration Statement”), and any form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is hereby incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description

1.	Form of Fourth Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon completion of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

2.	Form of Amended and Restated Bylaws of the Registrant, to be effective upon completion of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.4 to the Registration Statement).

3.	Specimen Stock Certificate for shares of the Registrant’s Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

4.	Amended and Restated Stockholder Rights Agreement, as amended, among the Registrant and certain holders of the Registrant’s securities (incorporated herein by reference to Exhibit 4.2 to the Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VISICU, INC.
Date: March 29, 2006	By:	/s/ Frank T. Sample
Frank T. Sample
President, Chief Executive Officer and Chairman of the Board of Directors

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